UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2016 (June 10, 2016)
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, on March 31 and May 17, 2016, TerraForm Global, Inc. (the “Company”) received notification letters from a Director of Nasdaq Listing Qualifications stating that the Company was not in compliance with Nasdaq’s filing requirements set forth in Nasdaq Listing Rule 5250(c)(1) because the Company had not yet filed its Form 10-K for the year ended December 31, 2015 (the “2015 10-K”) and its Form 10-Q for the quarter ended March 31, 2016 (the “1Q2016 10-Q”), respectively. Also as previously disclosed, on May 27, 2016, the Company submitted a plan to Nasdaq as to how it plans to regain compliance with Nasdaq’s continued listing requirements and requesting that the Nasdaq staff grant the Company an exception of 180 calendar days from the due date of the 2015 10-K, or until September 26, 2016, to regain compliance.

On June 10, 2016, the Company received a letter from a Director of Nasdaq Listing Qualifications granting the Company an exception of 180 calendar days from the due date of the 2015 10-K, or until September 26, 2016. The Company may regain compliance at any time during the extension period upon filing with the Securities and Exchange Commission the 2015 10-K, the 1Q2016 10-Q, as well as all subsequent required periodic financial reports that are due within that period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Yana Kravtsova
Date:	June 13, 2016	Name:	Yana Kravtsova
		Title	Senior Vice President, General Counsel and Secretary